UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 (January 2, 2018)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.  Entry Into a Material Definitive Agreement.

On January 2, 2018, CĪON Investment Corporation ("CĪON") entered into an expense support and conditional reimbursement agreement (the "Expense Support Agreement") with CION Investment Management, LLC ("CIM"), CĪON's investment adviser, for purposes of (i) replacing CION Investment Group, LLC, CĪON's sponsor, and Apollo Investment Management, L.P. ("AIM") with CIM as the expense support provider pursuant to the terms of the Expense Support Agreement; and (ii) extending the termination date to December 31, 2018. The Expense Support Agreement was entered into as part of the new and ongoing relationship among CĪON, CIM and AIM, as previously disclosed by CĪON. No other material terms of the Third Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated as of December 14, 2016, have been amended in connection with the Expense Support Agreement.

The foregoing description of the Expense Support Agreement, as set forth in this Item 1.01, is a summary only and is qualified in all respects by the provisions of the Expense Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Expense Support and Conditional Reimbursement Agreement, dated as of January 2, 2018, by and between CĪON Investment Corporation and CION Investment Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	January 5, 2018	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Expense Support and Conditional Reimbursement Agreement, dated as of January 2, 2018, by and between CĪON Investment Corporation and CION Investment Management, LLC.